UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 23, 2007

Date of Report (Date of earliest event reported)

 Commission File Number: 000-28915

Sonoran Energy, Inc.

(Exact name of registrant as specified in its charter)

 Washington, United States

(State or other jurisdiction of incorporation or organization)

13-4093341

(I.R.S. Employer ID Number)

14180 Dallas Parkway, Ste 400, Dallas, TX 75254

(Address of principal executive offices) (Zip code)

214-389-3480

     (Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 23, 2007, the Board of Directors of Sonoran Energy, Inc. ("Sonoran" or the "Company") appointed Brian Joseph Rafferty as a director to fill a vacant position on the Board.  Mr. Rafferty was appointed as a Class I director with a one year term in office.  Mr. Rafferty will assume this position immediately, but will also be nominated for election by the shareholders at the Company's Annual Meeting to be held on May 16, 2007.

Born in Washington, DC, and raised mainly in the Philippines and Thailand, while earning his B.A. in philosophy at Georgetown University, Mr. Rafferty served as the personal assistant to Thomas Corcoran, a major figure on the DC lobbying and international relations landscape for almost five decades.

In 1980, Mr. Rafferty began his career in cross-border investor relations at Ogilvie, Taylor Associates, Inc., a financial communications firm specializing in representing non-US companies and trade associations.  In 1982, Mr. Rafferty co-founded Taylor Rafferty, which, for over two decades, has specialized in assisting international companies to build cross-border shareholdings and global capital markets capabilities.  In 2005, Taylor Rafferty was acquired by Shanghai-based, Tokyo Stock Exchange-listed Xinhua Finance.  With 75 employees and offices in New York, London, Tokyo, Seoul, Shanghai, Beijing and Hong Kong, Taylor Rafferty is a leader in cross-border capital markets communications.

Taylor Rafferty is retained by over 60 companies from the US, Europe, Asia, South America and Africa.  Its clients represent some $750 billion in equity market value with an average market capitalization of over $10 billion.  Mr. Rafferty has assisted non-US clients in virtually every type of international capital markets activity.  Client work includes programs to grow US investment in non-US companies to majority status, ground-breaking cross-border acquisitions, privatizations, public-to-private transactions, defense work for non-US companies with significant US holdings, and development of US retail shareholdings.

Rafferty is a member of the National Investor Relations Institute (NIRI), the Association for Investment Management and Research (AIMR), the NY Society of Securities Analysts (NYSSA), and is regularly consulted for articles in the international business press on international investing, ADRs, and regulatory and market issues in connection with US listings and capital markets opportunities.  He has been quoted in the Financial Times, Wall Street Journal, CFO Magazine and profiled in leading non-US financial media, including recently in Japan, Germany, South Africa, Denmark and the Netherlands.  Rafferty has lectured on the global capital markets and investor relations in many of the world’s financial centers, including New York, London, Tokyo, Dublin and Johannesburg.

He is the Chairman of the Floyd Fairness Fund, an advocacy group supporting 2006 Tour de France Champion Floyd Landis against unsubstantiated doping allegations, serves on the boards of directors of Project Rebirth, a ten-year documentary project to chronicle the recovery of the World Trade Center site and the lives of ten people traumatically affected by the 9/11 attacks, and Tulchan Communications, one of the UK’s leading financial communications firms.  A private pilot, Rafferty is also a top nationally-ranked masters cyclist.  He lives with his wife and three daughters in Westchester County, New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2007

SONORAN ENERGY, INC.

/s/ Peter Rosenthal

Peter Rosenthal

President and Chief Executive Officer